Exhibit 10.2

Amendment to

Dominion Resources, Inc.

Directors Stock Compensation Plan

Effective as of December 31, 2004

1.	Effective December 31, 2004 (the “Plan Freeze Date”):

(a)	no directors elected after the Plan Freeze Date will be eligible to participate in the Dominion Resources, Inc. Directors Stock Compensation Plan (the “Plan”); and

(b)	no new benefits will be conferred under the Plan to Eligible Directors already participating in the Plan.

2.	In furtherance of the above, after the Plan Freeze Date:

(a)	no additional Annual Stock Retainer or Deferred Stock Retainer will be granted under the Plan;

(b)	no Deferral Election with respect to an Annual Stock Retainer shall be permitted to be made; and

(c)	any Deferral Election made by an Eligible Director for all future plan years shall be revoked.

3.	Section 5 of the Plan shall be amended as follows:

(a)	Section 5(a) is amended by adding at the end a sentence as follows:

If an Eligible Director makes a Deferral Election under Section 5(a), such Eligible Director’s Stock Unit Account will be credited with a number of Stock Units equal in number to the shares of Company Stock specified for deferral in the Deferral Election.

(b)	The first sentence of Section 5(b) is amended to read as follows:

With respect to the deferred portion of the Annual Stock Retainer, the Company shall issue shares of Company Stock to a trust equal to the number of Stock Units credited to a Director.

(c)	The last sentence of Section 5(b) shall be amended to read as follows:

The Eligible Director shall have the right to direct the trustee as to the voting of the number of shares of Company Stock equal to the number of Stock Units held in the Eligible Director’s Stock Unit Account.

4.	All other terms and conditions of the Plan in effect on October 2, 2004 shall continue in full force and effect for all Eligible Directors in the Plan as of the Plan Freeze Date.

5.	The Plan is being amended to clarify the prior operation of the Plan and with the intent that the amendments shall not constitute a material modification for purposes of Section 885(d)(2) of Public Law No. 108-357, The American Jobs Creation Act of 2004. If any portion of this amendment is determined to be a material modification for that purpose, that portion of the amendment shall be null and void. All provisions of this amendment and the Plan shall be read and interpreted to be consistent with the intent of this amendment.

6.	For the purpose of the Plan and this amendment, the term Stock Unit means a hypothetical share of Company Stock. The Company will set up a bookkeeping account for each Eligible Director’s Stock Units under the Plan (a “Stock Unit Account”). Each Stock Unit held in a Stock Unit Account shall be deemed to have the same value, from time to time, as a share of Company Stock, provided that the Stock Units shall not confer upon any Eligible Director any of the rights associated with Company Stock, including without limitation, the right to vote or receive distributions. All capitalized terms not defined in this amendment shall have the same meanings as set forth in the Plan.

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